UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 12, 2005

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard

Louisville, Kentucky  40299-2334

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On August 12, 2005, Papa John’s International, Inc. entered into an agreement to sell 84 company-owned restaurants in Colorado and Minnesota to a new franchise group, PJCOMN Acquisition Corporation, an affiliate of Washington, DC-based private equity firm Milestone Capital Management, LLC. The material terms of the agreement are as follows:

•                  Total proceeds from the transaction will be $12.0 million, including $1.0 million for prepaid royalties, assuming the expected exercise of the purchaser's option to acquire real estate associated with eight Papa John’s locations.  If exercised, the option to purchase the real estate is not expected to close until December 2005.

•                  Papa John’s International, Inc. has agreed to provide bridge financing of up to $5.5 million to facilitate the closing of the transaction.  Any such bridge financing is expected to be repaid in December 2005.

•                  The transaction is scheduled to close on September 26, 2005.

See exhibit 99.1 for additional information.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

99.1	Papa John’s International, Inc. press release dated August 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: August 18, 2005	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer